EXHIBIT 5.1

                                WOLFF & SAMSON PC
                               COUNSELLORS AT LAW
                           The Offices at Crystal Lake
                                One Boland Drive
                          West Orange, New Jersey 07052

                                                                 August 10, 2005

Syms Corp
Syms Way
Secaucus, New Jersey 07094

         Re:  Syms Corp Registration Statement on Form S-8


Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on behalf of Syms Corp, a New Jersey corporation (the "Company"), relating to 850,000 shares of the Company's Common Stock, $.05 par value per share (the "Shares"), to be issued upon the exercise of options and/or other awards granted or to be granted pursuant to the Company's 2005 Stock Option Plan as amended (the "Plan").

     We have acted as special New Jersey counsel for the Company in connection with the Registration Statement. In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the certificate of incorporation and by-laws of the Company, as amended, and such other corporate records, certificates of Company officers and public officials and other documents and have made such inquiries and investigations of law, as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth.

     In our examination of the foregoing, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, telecopy or conformed copies thereof and the authenticity of the originals of all such documents. As to certain matters of fact material to the opinions expressed herein, we have relied solely and exclusively upon statements made in certificates of public officials and Company officers. We have conducted no independent inquiry or investigation into or with respect to any of the factual matters contained therein and have assumed the accuracy thereof without undertaking to verify the same.

     We are authorized to practice law in the State of New Jersey and we do not purport to be experts on, or to express any opinion hereunder concerning, any law other than the laws of the State of New Jersey (except the securities or "blue sky" laws thereof, as to which we express no opinion). Our opinions expressed herein are based upon existing laws, which laws are subject to change.

     Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company has been duly incorporated under the laws of the State of New Jersey.

     2. The Shares, when issued in accordance with the terms of the Plan, including payment of the applicable purchase price or other applicable exercise price or consideration, will be duly authorized, validly issued, fully paid and nonassessable under the laws of the State of New Jersey.

     This opinion is intended solely for your benefit and use and may not, without our prior written consent, be otherwise used or referred to and may not be relied upon in any manner or for any purpose by any other person or entity. This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                                     Very truly yours,

                                                     WOLFF & SAMSON PC